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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 24, 2000


                                WAVO CORPORATION
             (Exact name of registrant as specified in its charter)

          INDIANA                    0-24858                    86-0491428
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)             Identification No.)



            3131 E. CAMELBACK ROAD, SUITE 320, PHOENIX, ARIZONA 85016
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip code)




Registrant's telephone number, including area code   (602) 952-5500
                                                   ------------------------

                                 Not applicable.
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS


         On January 24, 2000, WAVO Corporation, (the "Company") sold substantially all of the assets of its wholly-owned subsidiary, eWatch, Inc., to PRNnet, a private unlimited company registered in Ireland (the "Purchaser"), for a purchase price of $3,250,000 in cash and an earn-out payment based on 10% of the sales from the eWatch Business for the 12 months following the closing, less $50,000, and the assumption of certain liabilities of the eWatch Business. The value of the eWatch assets sold to the Purchaser and the amount and type of consideration paid and to be paid were negotiated between the Company and the Purchaser. The terms of the disposition of the eWatch assets are more fully set forth in the Asset Purchase Agreement attached hereto as Exhibit 10.1. Prior to the transaction, PR Newswire, an affiliate of the Purchaser, was a significant reseller of the Internet monitoring services provided by eWatch.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS


(c)      Exhibits.

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
Exhibit Number             Description
--------------             -----------
10.1                       Asset Purchase Agreement
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WAVO CORPORATION


Date:    February 1, 2000             By:  /s/ Kenneth D. Swenson
                                        --------------------------------
                                           Executive Vice President and
                                           Chief Financial Officer
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Exhibit Index

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
Exhibit Number             Description
--------------             -----------
10.1                       Asset Purchase Agreement
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